                                                                    Exhibit 99.1

                            Joint Filer Information
                            -----------------------

Name of Joint Filer:                        The Dow Chemical Company

Address of Joint Filer:                     2030 Dow Center, Midland,
                                            Michigan 48674

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                           12/15/2017

Designated Filer:                           DowDuPont Inc.